                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      February 21, 2001 (February 9, 2001)


                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                           UNIVERSAL COMPRESSION, INC.
           -----------------------------------------------------------
           (Exact names of registrants as specified in their charters)


          DELAWARE                     001-15843                13-3989167
            TEXAS                      333-48279                74-1282680
------------------------------     ----------------        --------------------
(States or other jurisdictions     (Commission File           (IRS Employer
      of incorporation)                Numbers)            Identification Nos.)


  4440 BRITTMOORE ROAD, HOUSTON, TEXAS                            77041
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)


                                 (713) 335-7000
              ----------------------------------------------------
              (Registrants' telephone number, including area code)

Item 1. Changes in Control of Registrant

         On February 9, 2001, Universal Compression Holdings, Inc., a Delaware corporation (the "Company"), completed its acquisition of Weatherford Global Compression Services, L.P. and related entities ("Weatherford Global") through a merger (the "Merger") of Enterra Compression Company, a Delaware corporation ("Enterra"), with and into Universal Compression, Inc., a Texas corporation and wholly-owned operating subsidiary of the Company ("UCI"), pursuant to the Agreement and Plan of Merger dated October 23, 2000 (the "Merger Agreement") by and among the Company, UCI, Enterra, WEUS Holding, Inc., a Delaware corporation and the parent of Enterra ("WEUS"), and Weatherford International, Inc., a Delaware corporation and the parent of WEUS ("Weatherford"). In consideration for the Merger, WEUS received 13,750,000 shares of newly issued restricted common stock of the Company, par value $.01 per share, which represents approximately 48% of the Company's outstanding common stock. The Company issued a press release on February 12, 2001 announcing the completion of the Merger, a copy of which is filed herewith as Exhibit 99.1.

         In connection with the Merger, WEUS and the Company have entered into a Voting Agreement pursuant to which WEUS has agreed to limit its voting power to 33 1/3% of the Company's outstanding common stock until the earlier of two years from the closing of the Merger or the date that Castle Harlan Partners III, L.P. and its affiliates ("Castle Harlan") own less than 5% of the Company's outstanding common stock. Prior to the Merger, Castle Harlan owned approximately 22% of the outstanding common stock of the Company and had the right to vote approximately 38% of the outstanding shares. Following the Merger, Castle Harlan owns approximately 11% of the outstanding common stock of the Company and has voting control over approximately 20% of the Company's outstanding shares.

         Pursuant to the terms of the Merger Agreement, the size of the Company's Board of Directors has been increased from eight to eleven members as a result of WEUS's right to designate three Board members. Effective upon consummation of the Merger, the Company appointed the following WEUS designees to its Board: Uriel E. Dutton, who will serve as a Class A director, with his term of office expiring at the 2001 annual meeting of the Company's shareholders; Curtis W. Huff, who will serve as a Class B director, with his term of office expiring at the 2002 annual meeting of shareholders; and Bernard
J. Duroc-Danner, who will serve as a Class C director, with his term of office expiring at the 2003 annual meeting of shareholders. These nominees will stand for election to the Board at the Company's next succeeding annual meeting of shareholders following the expiration of their respective term of office. As long as WEUS and its affiliates own at least 20% of the Company's outstanding common stock, WEUS has the right to designate three Board members. If WEUS's ownership interest falls below 20%, WEUS may designate only two directors, and if WEUS's ownership falls below 10%, WEUS will no longer be entitled to designate directors to serve on the Company's Board.

         In connection with the Merger, the Company entered into a Registration Rights Agreement with WEUS which provides certain demand and piggyback registration rights to

WEUS. Under the terms of the agreement, WEUS may, at any time on up to three occasions, require the Company to prepare and file a registration statement to register shares of its common stock by providing a written demand for the registration of shares with an aggregate market value of at least $20 million in an underwritten offering, or at least $5 million in a non-underwritten offering. The agreement provides that the Company must use its reasonable best efforts to register the requested shares as soon as possible after the receipt of such notice. In addition, at any time, WEUS may request to have its shares included in any registration statement with respect to any proposed public offering by the Company or other holders of the Company's common stock.

         Weatherford Global also entered into a Transitional Services Agreement pursuant to which Weatherford will continue to provide certain corporate and administrative services including information technology, management information systems and accounting support, to Weatherford Global for a fee for up to 120 days following the Merger.

         Copies of the Voting Agreement, the Registration Rights Agreement and the Transitional Services Agreement are listed as Exhibits 4.1, 4.3 and 10.1, respectively (collectively, the "Related Agreements").


Item 2. Acquisition or Disposition of Assets.

         Pursuant to the Merger Agreement, the Company acquired Enterra and its subsidiaries, which engage in gas compression service operations in the United States and abroad, from WEUS in exchange for 13,750,000 restricted shares of the Company's common stock. Weatherford retained its recently acquired Singapore-based operations and $10 million in accounts receivable. Immediately prior to the Merger, Enterra acquired the interest of General Electric Capital Corporation ("GE Capital") in Weatherford Global, and as a result of the Merger, Weatherford Global has become an indirect, wholly-owned subsidiary of the Company. The Company acquired the plant, equipment and other physical property of Enterra and its subsidiaries, including Weatherford Global, and intends to continue to use these assets in the gas compression business to the extent practicable. For purposes of determining the amount of consideration to be paid in the Merger, the 13,750,000 shares of the Company's common stock was valued at $28.56 per share, which is the five-day average closing price surrounding October 24, 2000, the announcement date of the Weatherford Global acquisition. In addition, the Company assumed indebtedness of Weatherford Global, including operating leases, of approximately $323 million.

Item 5. Other Events

         At a special meeting of the shareholders of the Company held on February 9, 2001 for the purpose of approving the issuance of shares in connection with the Merger, the shareholders of the Company also approved Amendment Number Three to the Company's Incentive Stock Option Plan (the "Option Plan Amendment"), which increased the number of shares of the Company's common stock authorized for issuance under the Incentive Stock Option Plan from 1,912,421 to 3,012,421 shares. This increase includes shares sufficient to cover options issued to the employees the Company received as a result of the Merger. The Option Plan Amendment is listed as Exhibit 4.4.

         In connection with the Merger, the Company has refinanced substantially all of its and Weatherford Global's indebtedness and operating lease obligations through various financing arrangements which were consummated simultaneously with the Merger. The Company raised $427 million under a new operating lease facility funded primarily through the offering of $350 million of 8 7/8% Senior Secured Notes due 2008 by an unaffiliated entity (the "SSN Operating Lease Facility"). The Company has also entered into a new $125 million secured revolving credit facility (the "Revolving Credit Facility") and a new $200 million asset-backed securitization operating lease facility ("the "ABS Operating Lease Facility"). As of the consummation of the Merger, the Company funded approximately $80 million under the ABS Operating Lease Facility and had no amounts outstanding under the new revolving credit facility. The proceeds from the two new operating lease facilities were used to restructure existing operating lease obligations and refinance certain existing indebtedness of the Company and Weatherford Global.

         Following the Merger and the related financing transactions, the Company had approximately $198 million outstanding under its 9 7/8% Senior Discount Notes due 2008 and approximately $13 million of other indebtedness. In addition, the Company has funded approximately $427 million under the SSN Operating Lease Facility and approximately $80 million under the ABS Operating Lease Facility. The Company currently has unused commitments of approximately $245 million (approximately $120 million under the ABS Operating Lease Facility and $125 million under the Revolving Credit Facility).

         The financing documents are listed as Exhibits 4.2 and 10.2 through
10.12 (collectively, the "Financing Documents").

         The Related Agreements, the Option Plan Amendment, the Financing Documents and the press release are incorporated into Items 1, 2 and 5 by reference and the foregoing descriptions of such documents and the transactions contemplated thereby are qualified in their entirety by reference to such exhibits.

         As part of the effort to achieve the cost synergies previously disclosed, the Company has announced the closing of its facilities in Traverse City, Michigan, Mineral Wells, Texas and Grand Junction, Colorado. In addition, the Company expects to close the Weatherford Global facility in Corpus Christi, Texas sometime this year.

         One of the selling shareholders under the Company's existing shelf registration statement, Michael Pahl, has resigned as an employee of the Company. Mr. Pahl is a former officer and shareholder of Gas Compression Services, Inc. ("GCSI"), which the Company acquired on September 15, 2000. The shelf registration statement was filed pursuant to the terms of a registration rights agreement with respect to the registration of the resale of shares of the Company's common stock received by Mr. Pahl in the GCSI acquisition.

         Statements about the Company's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are out of Universal's control, that could cause actual results to differ materially from such statements. While it Universal believes that the assumption concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact future performance and the successful integration of the business. Such risks and uncertainties include, but are not limited to, (1) competition among the various providers of contract compression services, (2) conditions in the oil and gas industry, including the demand for natural gas as well as impacts from the price of natural gas and oil, (3) failure to consummate acquisitions and integrate acquired businesses, (4) changes in safety and environmental regulations pertaining to the production and transportation of natural gas, (5) changes in economic or political conditions in the markets in which the Company operates,
(6)
introduction of competing technologies by other companies, (7) the ability to retain and grow the customer base, (8) employment workforce factors, including loss of key employees, and (9) liability claims related to the use of the products and services. These factors, when applicable, are discussed in the Company's filings with the Securities and Exchange Commission, copies of which are available to the public. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a)   Financial Statements of Business Acquired

        The financial statements of Enterra, Weatherford Compression (Weatherford's compression business prior to formation of the Weatherford Global joint venture in February 1999) and Global Compression Holdings, Inc. (GE Capital's compression business prior to formation of the Weatherford Global joint venture in February 1999) are incorporated by reference from the Company's Definitive Proxy Statement dated December 27, 2000.

        (b)   Pro Forma Financial Information

              The following unaudited pro forma consolidated condensed financial statements are filed with this report:

                  (i) Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2000;

                  (ii) Unaudited Pro Forma Combined Statement of Operations for the Six Months Ended September 30, 2000;

                  (iii) Unaudited Pro Forma Combined Statement of Operations for the Year Ended March 31, 2000; and

                  (iv) Unaudited Pro Forma Combined Statement of Operations for the Twelve Months Ended September 30, 2000.

        (c)   Exhibits

      Exhibit No. Description

         2.1 Agreement and Plan of Merger dated as of October 23, 2000 by and among Universal Compression Holdings, Inc., Universal Compression, Inc., Weatherford International, Inc., WEUS Holding, Inc. and Enterra Compression Company (incorporated by reference to Exhibit 10.1 to Universal Compression Holdings, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2000).

         4.1 Voting Agreement dated as of February 9, 2001 by and among Weatherford International, Inc., WEUS Holdings, Inc. and Universal

                  Compression Holdings, Inc. (incorporated by reference to
                  Exhibit 4.1 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         4.2 Registration Rights Agreement with respect to the 8?% Senior Secured Notes, dated as of February 9, 2001, among BRL Universal Equipment 2001 A, L.P., BRL Universal Equipment Corp., Universal Compression Holdings, Inc., Universal Compression, Inc., Deutsche Banc Alex. Brown Inc., First Union Securities, Inc., Goldman Sachs & Co., Banc One Capital Markets, Inc. and Scotia Capital (USA), Inc. (incorporated by reference to Exhibit 4.2 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         4.3 Registration Rights Agreement dated as of February 9, 2001 by and among WEUS Holding, Inc. and Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 4.3 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         4.4 Amendment Number Three to Universal Compression Holdings, Inc. Incentive Stock Option Plan, dated November 27, 2000 (incorporated by reference to Exhibit 4.7 to Universal Compression Holdings, Inc.'s Registration Statement on Form S-8 filed on February 9, 2001).

         10.1 Transitional Services Agreement dated as of February 9, 2001 by and among Weatherford International, Inc. and Weatherford Global Compression Services, L.P. (incorporated by reference to Exhibit 10.1 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         10.2 Form of Equipment Lease Agreement with respect to the senior secured notes operating lease facility, dated as of February 9, 2001, between BRL Universal Equipment 2001 A, L.P., as Lessor, and Universal Compression, Inc., as Lessee (incorporated by reference to Exhibit 10.2 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         10.3 Form of Participation Agreement, dated as of February 9, 2001, among Universal Compression, Inc., as Lessee, Universal Compression Holdings, Inc., as Guarantor, BRL Universal Compression Equipment 2001 A, L.P., as Lessor, Bankers Trust Company and the other financial institutions listed on the signature pages as Tranche B Lenders, The Bank of New York, not in its individual capacity but as Indenture Trustee, Paying Agent, Transfer Agent and Registrar for the Tranche A Noteholders, BRL Universal Equipment Management, Inc., as Lessor General Partner, Bankers Trust Company, as Administrative Agent and Collateral Agent for Tranche B Lenders and Indenture Trustee on behalf of the Tranche A Noteholders, Deutsche Banc Alex. Brown Inc., as Arranger, The Bank of Nova Scotia, as Syndicate Agent for Tranche B Lenders, Bank One, N.A., as Documentation Agent for Tranche B Lenders, and First Union National Bank, as Managing Agent (incorporated by reference to Exhibit 10.3 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         10.4 Indenture with respect to the 8 7/8% Senior Secured Notes due 2008, dated as of February 9, 2001, among BRL Universal Equipment 2001 A, L. P. and BRL Universal Equipment Corp., as Issuers, and The Bank of New York, as Indenture Trustee (incorporated by reference to Exhibit 10.4 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         10.5 Form of Tranche B Loan Agreement, dated as of February 9, 2001, among BRL Universal Equipment 2001 A, L.P., as Borrower, Bankers Trust Company, as Administrative Agent and Collateral Agent, and The Tranche B Lenders Party Hereto, as Tranche B Lenders (incorporated by reference to Exhibit 10.5 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         10.6 Form of Master Lease Agreement, with respect to the ABS operating lease facility, dated as of February 9, 2001, between BRL Universal Compression Funding I, L.P., as Head Lessor and UCO Compression LLC, as Head Lessee (incorporated by reference to Exhibit 10.6 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         10.7 Senior Secured Revolving Credit Agreement, dated as of February 9, 2001, among Universal Compression, Inc., as Borrower, First Union National Bank, as Administrative Agent, Bank One, N.A., as Syndication Agent, and the lenders signatory hereto (incorporated by reference to Exhibit 10.7 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         10.8 Guaranty and Collateral Agreement made by Universal Compression Holdings, Inc. and Universal Compression, Inc. and in favor of First Union National Bank, as Administrative Agent, dated as of February 9, 2001 (incorporated by reference to Exhibit 10.8 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         10.9 Security Agreement (Pledge and Assignment), dated as of February 9, 2001, between Universal Compression International, Inc. and First Union

                  National Bank, as Administrative Agent (incorporated by reference to Exhibit 10.9 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         10.10 Form of Indenture, dated as of February 9, 2001, between BRL Universal Compression Funding I, L.P., Issuer, and Wells Fargo Bank Minnesota, National Association, Indenture Trustee (incorporated by reference to Exhibit 10.10 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         10.11 Form of Series 2001-1 Supplement, dated as of February 9, 2001, to Indenture dated as of February 9, 2001, between BRL Universal Compression Funding I, L.P., Issuer, and Wells Fargo Bank Minnesota, National Association, Indenture Trustee (incorporated by reference to Exhibit 10.11 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         10.12 Engagement and Indemnity Letter, dated February 9, 2001, among Universal Compression, Inc., Universal Compression Holdings, Inc., Deutsche Banc Alex. Brown Inc., First Union Securities, Inc., Goldman Sachs & Co., Banc One Capital Markets, Inc., Scotia Capital (USA), Inc., BRL Universal Equipment 2001 A, L.P., and BRL Universal Equipment Corp (incorporated by reference to Exhibit 10.12 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

         99.1* Press Release of Universal Compression Holdings, Inc. dated February 12, 2001.

----------

*        Filed herewith

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                  UNIVERSAL COMPRESSION HOLDINGS, INC.
                                  UNIVERSAL COMPRESSION, INC.
                                  (Registrants)



Date:  February 21, 2001          By: /s/ RICHARD W. FITZGERALD
                                     -----------------------------------------
                                     Richard W. FitzGerald
                                     Senior Vice President and Chief Financial
                                       Officer

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


         The following unaudited pro forma combined condensed financial statements are based on the historical consolidated financial statements and the notes thereto of the Company (also referred to as "Universal" and "UCH") and Weatherford Global (also referred to as "WGC" and "Enterra") and have been prepared to illustrate the effect of the Weatherford Global acquisition and the related financing transactions. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and accompanying disclosures incorporated by reference into this Current Report on Form 8-K and with the Company's historical financial statements and accompany disclosures contained in the Company's filings made pursuant to the Securities and Exchange Act of 1934, as amended.

         The unaudited pro forma combined condensed balance sheet as of September 30, 2000 and the unaudited pro forma combined condensed statements of operations for the six months ended September 30, 2000 and the fiscal year ended March 31, 2000 have been prepared to give effect to the transactions set forth below as if those transactions had occurred at the balance sheet date and at the beginning of the income statement periods. Because the fiscal years of UCH and WGC differ, WGC's historical operating results for the fiscal year ended March 31, 2000 include its first quarter results of 2000, combined with its results for the nine months ended December 31, 1999.

         The unaudited pro forma combined condensed financial statements presented herein give effect to:

         o UCH's initial public offering of its common stock and concurrent debt restructuring and operating lease facility, which occurred in May 2000, as well as UCH's common stock split and conversion of its preferred stock and non-voting common stock that occurred concurrently with the initial public offering;

         o the transfer of WGC's Singapore-based operations and related assets to Weatherford entities other than Enterra and its subsidiaries prior to the WGC acquisition; and

         o completion of the WGC acquisition and the related financing transactions, including the SSN Operating Lease Facility and ABS Operating Lease Facility.

         The unaudited pro forma combined condensed financial statements do not give effect to the Company's acquisition of GCSI, which was completed September 15, 2000 and related cost savings or the cost savings and synergies that Universal's management expects to realize as a result of the WGC acquisition. The unaudited pro forma combined condensed financial statements presented below do not reflect future events that may occur after the WGC acquisition.

         We have accounted for the WGC acquisition using the purchase method of accounting. WGC's property, plant and equipment balances have been adjusted to their estimated fair values. In addition, WGC's reported current assets and current liabilities are assumed to be their estimated fair values included in the unaudited pro forma combined condensed financial statements. The final allocation of the purchase price of the merger will differ from the amounts represented in the unaudited pro forma combined condensed financial statements.

         The unaudited pro forma combined condensed financial statements are provided for informational purposes only and do not purport to represent what the Company's financial position or results of operations would actually have been had the WGC acquisition occurred on such dates or to project the Company's results of operations or financial position for any future period.

                      UNIVERSAL COMPRESSION HOLDINGS, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET


                                                                          AS OF SEPTEMBER 30, 2000
                                                       --------------------------------------------------------------
                                                                        ENTERRA
                                                                        ADJUSTED         MERGER          PRO FORMA AS
                                                       UCH ACTUAL       ACTUAL(1)     ADJUSTMENTS          ADJUSTED
                                                       ----------      -----------    -----------        ------------
                                                                              (IN THOUSANDS)
                                     ASSETS
Current assets:
  Cash and equivalents............................     $    1,535      $    3,834      $      --          $    5,369
  Accounts receivable, net........................         26,847          43,957             --              70,804
  Inventories.....................................         14,722          95,965             --             110,687
  Current deferred tax asset......................            227           2,414             --               2,641
  Other...........................................          1,396           5,950             --               7,346
                                                       ----------      ----------      ---------          ----------
       Total current assets.......................         44,727         152,120             --             196,847
Property, plant and equipment.....................
  Rental equipment................................        359,993         279,083        (75,731) (2)        563,345
  Other...........................................         26,525          64,817        (39,817) (2)         51,525
  Less:  accumulated depreciation.................        (44,391)        (71,064)         75,780 (2)        (39,675)
                                                       ----------      ----------      ----------         -----------
    Net property, plant, and equipment............        342,127         272,836        (39,768)            575,195
Goodwill and intangibles, net of
  amortization....................................        131,557         224,724       (133,225) (3)        223,056
Notes receivable..................................          4,929           1,719             --               6,648
Other assets, net.................................          8,611           8,925          9,339  (4)         26,875
Long-term deferred tax asset......................          7,509              --             --               7,509
                                                       ----------      ----------      ---------          ----------
       Total assets...............................       $539,460        $660,324      $(163,654)         $1,036,130
                                                       ==========      ==========      =========          ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities........      $  31,412       $  42,889      $      --          $   74,301
  Current portion of long-term debt...............          1,991          14,170        (14,170) (5)          1,991
                                                        ----------      ---------      ---------          ----------
       Total current liabilities..................         33,403          57,059        (14,170)             76,292
Capital lease obligation..........................          5,952           1,260         (1,260) (5)          5,952
Long term deferred tax liabilities................          2,806          32,248         (1,853) (6)         33,201
Long-term debt....................................        196,429             685           (685) (5)        196,429
Minority interest liability.......................             --         198,508       (198,508) (7)             --
Long-term payable due to Weatherford..............             --          59,946        (59,946) (8)             --
Other.............................................         39,192          94,316        (60,541) (9)         72,967
                                                        ---------       ---------      ---------          ----------
       Total liabilities..........................        277,782         444,022       (336,963)            384,841
       Total stockholders' equity.................        261,678         216,302        173,309 (10)        651,289
                                                        ---------       ---------      ---------          ----------
       Total liabilities and stockholders'
         equity ..................................       $539,460        $660,324      $(163,654)         $1,036,130
                                                        =========       =========      ==========         ==========



                  See accompanying Notes to Unaudited Pro Forma
                    Combined Condensed Financial Statements.

                      UNIVERSAL COMPRESSION HOLDINGS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


                                                                         SIX MONTHS ENDED SEPTEMBER 30, 2000
                                                   ----------------------------------------------------------------------------
                                                                    UCH
                                                                  IPO/DEBT           ENTERRA      ENTERRA MERGER
                                                      UCH        RESTRUCTURE         ADJUSTED       ADJUSTMENTS      PRO FORMA
                                                     ACTUAL      ADJUSTMENTS        ACTUAL (1)    --------------    AS ADJUSTED
                                                   ---------     -----------        ----------                      -----------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues.....................................      $  73,613      $      --         $  113,972     $      --          $ 187,585
Rentals and cost of sales....................         33,901             --             66,311            --            100,212
                                                   ---------      ----------        ----------     ---------          ---------
         Gross margin........................         39,712             --             47,661            --             87,373
Selling, general and administrative..........          7,224             --             15,688            --             22,912
                                                   ---------      ----------        ----------     ---------          ---------
             Operating Profit................         32,488             --             31,973            --             64,461
Depreciation and amortization................         14,177           (382) (11)       18,829       (10,752) (16)       21,872
Operating lease..............................          2,684            924  (12)       10,860         6,781  (17)       21,249
Interest expense.............................         13,225         (2,793) (13)        5,860        (5,922) (18)       10,370
Interest income..............................             --             --                 --        (2,505) (19)       (2,505)
Other, net...................................          7,059         (7,059) (14)          117            --                117
                                                   ---------      ---------         ----------     ---------          ---------
         Income (loss) before income
             taxes and minority interest.....         (4,657)         9,310             (3,693)       12,398             13,358
Income taxes (benefit).......................         (1,746)         3,491  (15)       (1,631)        4,649  (15)        4,763
Minority interest expense, net of taxes                   --             --                306          (306) (20)           --
                                                   ---------      ---------         ----------     ---------          ---------
         Income (loss) before
             extraordinary items.............      $  (2,911)     $   5,819         $   (2,368)    $   8,055          $   8,595
                                                   =========      =========         ==========     =========          =========
Weighted average common and common
     equivalent shares outstanding:
         Basic...............................         11,173          2,166                 --        13,750             27,089 (21)
         Diluted.............................         11,173          2,331                 --        13,750             27,254 (21)
                                                   ---------      ---------         ----------     ---------          ---------
Earnings (loss) per share:
         Basic...............................      $   (0.26)                       $       --                        $    0.32
                                                   =========                        ==========                        =========
         Diluted.............................      $   (0.26)                       $       --                        $    0.32
                                                   =========                        ==========                        =========


                  See accompanying Notes to Unaudited Pro Forma
                    Combined Condensed Financial Statements.

                      UNIVERSAL COMPRESSION HOLDINGS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


                                                                            YEAR ENDED MARCH 31, 2000
                                                  -----------------------------------------------------------------------------
                                                                    UCH
                                                                  IPO/DEBT           ENTERRA        ENTERRA
                                                       UCH       RESTRUCTURE        ADJUSTED        MERGER          PRO FORMA
                                                     ACTUAL      ADJUSTMENTS       ACTUAL (1)     ADJUSTMENTS       AS ADJUSTED
                                                  ----------     -----------       ----------     -----------       -----------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues.....................................      $ 136,449     $       --        $  237,763     $       --         $ 374,212
Rentals and cost of sales....................         67,295             --           139,346             --           206,641
                                                   ---------     ----------        ----------     ----------         ---------
         Gross margin........................         69,154             --            98,417             --           167,571
Selling, general and administrative..........         16,797         (3,200)(22)       30,272             --            43,869
                                                   ---------     ----------        ----------     ----------         ---------

         Operating Profit....................         52,357          3,200            68,145             --           123,702
Depreciation and amortization................         26,006         (3,559)(23)       34,739        (17,318)(25)       39,868
Operating lease..............................             --          5,702 (12)       14,344         21,075 (26)       41,121
Interest expense.............................         34,327        (15,727)(24)        5,293         (5,190)(27)       18,703
Interest income..............................             --             --                --        (11,614)(28)      (11,614)
Other, net...................................             --             --            (2,378)            --            (2,378)
                                                   ---------     ----------        ----------     ----------         ---------
         Income (loss) before income taxes
             and minority interest...........         (7,976)        16,784            16,147         13,047            38,002
Income taxes (benefit).......................         (1,994)         6,378 (15)        7,013          4,893 (15)       16,290
Minority interest expense, net of taxes                   --             --             4,194         (4,194)(20)           --
                                                   ---------     ----------        ----------     ----------         ---------
         Income (loss) before
             extraordinary items.............      $  (5,982)    $   10,406        $    4,940     $   12,348         $  21,712
                                                   =========     ==========        ==========     ==========         =========
Weighted average common and common
     equivalent shares outstanding:
         Basic...............................          2,476         10,495                --         13,750            26,721 (29)
         Diluted.............................          2,476         11,181                --         13,750            27,407 (29)
                                                   ---------     ----------        ----------     ----------         ---------
Earnings (loss) per share:
         Basic...............................      $   (2.42)                      $       --                        $    0.81
                                                   =========                       ==========                        =========
         Diluted.............................      $   (2.42)                      $       --                        $    0.79
                                                   =========                       ==========                        =========



                  See accompanying Notes to Unaudited Pro Forma
                    Combined Condensed Financial Statements.

                      UNIVERSAL COMPRESSION HOLDINGS, INC.

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

(1) Reflects Enterra's historical balances adjusted to exclude its Singapore-based operations (other than Australia and Thailand) and $10 million of accounts receivable, which were not included in the WGC acquisition.

(2) Reflects (a) the preliminary revaluation of Enterra's property, plant and equipment historical balances to estimated fair value ($63.2 million) and (b) the initial sale and leaseback of additional compression equipment ($103.0 million) pursuant to the new operating lease facilities consummated concurrently with the WGC acquisition.

(3) Represents the elimination of Enterra Adjusted Actual goodwill ($224.7 million) offset by Universal's preliminary estimate of the excess of the total purchase price over the allocated fair value of the net assets of Enterra ($91.5 million). The purchase price includes advisory fees but not all acquisition related costs. The final allocation of the purchase price in the WGC acquisition will differ from the amounts represented in the unaudited pro forma combined condensed financial statements.

(4) Represents adjustment for (a) the elimination of prepaid financing costs associated with UCI's prior operating lease facility and revolving credit facility ($4.9 million), which were refinanced concurrently with the WGC acquisition and (b) the recording of prepaid finance costs associated with the new operating lease facilities and revolving credit facility ($14.2 million) entered into concurrently with the WGC acquisition.

(5) Represents the retirement of WGC's debt using proceeds from the new operating lease facilities ($16.1 million).

(6) Represents the estimated deferred income taxes related to expense items associated with the elimination of prepaid financing costs associated with UCI's prior operating lease facility and revolving credit facility.

(7) Reflects the elimination of Enterra's minority interest liability as a result of the purchase of GE Capital's interest by Enterra concurrently with the WGC acquisition.

(8) Reflects the elimination of Enterra's payable to Weatherford concurrently with the WGC acquisition.

(9) Represents the elimination of the deferred gain associated with the retirement of the prior operating lease facilities of WGC ($92.9 million). Also reflects the estimated additional deferred gain ($32.4 million) associated with the sale of compression equipment pursuant to the new operating lease facilities. Additional deferred gain is assumed to equal approximately 40% of the proceeds from the sale of compression equipment pursuant to such new operating lease facilities.

(10) Reflects the elimination of Enterra's stockholders' equity ($216.3 million) and the valuation of UCH's common stock issued to an affiliate of Weatherford in the WGC acquisition ($392.7 million). Valuation assumes 13,750,000 shares of UCH common stock valued at $28.56 per share, which is the five-day average closing price surrounding October 24, 2000, the announcement date of the WGC acquisition. Also reflects the write-off of prepaid finance costs ($3.1 million, net of taxes) associated with the restructuring of UCI's prior operating lease facility and revolving credit facility.

(11) Reflects the elimination of depreciation expense associated with the sale of compression equipment pursuant to the prior UCI operating lease facility, with initial funding under such facility of $62.6 million.

(12) Reflects the expenses associated with the prior UCI operating lease facility, including the related commitment fee.

(13) Reflects the adjustment of interest expense related to the redemption of certain indebtedness at the beginning of the period and incremental borrowing during the period with the proceeds of UCH's initial public offering and UCI's prior operating lease facility. Also includes the commitment fees associated with the new revolving credit facility.

(14) Represents the non-recurring charges related to the elimination of a management agreement and a consulting agreement and other related fees in connection with UCH's initial public offering and concurrent financing transactions in May 2000.

(15) An estimated statutory tax rate of 37.5% is assumed for pro forma adjustments. The effective tax rate may differ.

(16) Reflects (a) an estimated adjustment to goodwill amortization resulting from the change in the goodwill balance resulting form the preliminary allocation of the purchase price in the WGC acquisition ($1.7 million),
         (b) the estimated reduction of depreciation expense resulting from the preliminary revaluation of the purchase price to rental equipment acquired in the WGC acquisition and the additional sale of compression equipment pursuant to the new operating lease facilities ($5.7 million), with an aggregate assumed funding under the new operating leases of $476.9 million by the end of the period, which funding includes the transfer of equipment from the prior operating lease facilities and the sale and leaseback of additional equipment under the new facilities and (c) the reduction of depreciation expense resulting from the preliminary revaluation of the purchase price to non-compression equipment acquired in the WGC acquisition ($3.4 million). Depreciation and amortization is calculated using an estimated useful life of 15 years with a 20% salvage value for rental equipment and an estimated useful life of seven years for non-compression equipment, while goodwill is amortized over 40 years.

(17) Reflects the net rental payments associated with the new operating lease facilities ($20.3 million) and amortization of the lease structuring and arrangement fees ($1.0 million) estimated to be approximately $13.5 million on the closing of the facilities. Also reflects the elimination of the prior facilities ($14.5 million), including the related commitment fee, with assumed funding under the new facilities of $476.9 million by the end of the period. The new operating lease facilities replaced Universal's and WGC's prior existing facilities. The rental payments under the new lease facilities are assumed to include an amount based on LIBOR plus a variable amount depending on UCI's operating and financial results, applied to the funded amount of the leases. The operating lease calculations assume an interest rate of 9.08% and a seven-year lease term. A fluctuation of .125% of actual rates related to the proposed new operating lease facilities would result in an approximate change of $521,000 in rental payments on an annual basis.

(18) Reflects the adjustment of interest expense related to the retirement of WGC's indebtedness at the beginning of the period.

(19) Represents interest income generated on an average excess cash balance of $56.5 million invested at a rate equivalent to the SSN Operating Lease Facility. The effect of a .25% change in interest rates on income
         (loss) before extraordinary items would be $44,000.

(20) Reflects the elimination of Enterra's minority interest expense as a result of the purchase of GE Capital's interest by Enterra concurrently with the WGC acquisition.

(21) Includes the effect of the 7,275,000 shares of common stock offered in, and the stock split and conversion that occurred concurrently with, UCH's initial public offering and the 13,750,000 shares of UCH's common stock issued to an affiliate of Weatherford in the WGC acquisition as if these transactions had occurred at April 1, 2000. Also includes the weighted average effect of the 1,400,726 shares of UCH's common stock issued as partial consideration for the GCSI acquisition that occurred on September 15, 2000. Excludes options to purchase up to 318,000 shares of UCH's common stock that we are obligated to issue to certain WGC employees in connection with the WGC acquisition.

(22) Represents elimination of Castle Harlan management fees ($3.0 million) and Mr. Urcis' consulting fees ($0.2 million) which were terminated at the time of UCH's initial public offering and related debt restructuring.

(23) Reflects the elimination of depreciation expense associated with the sale of compression equipment pursuant to the prior operating lease facility, with initial funding under such facility of $61.3 million.

(24) Reflects the adjustment of interest expense related to the redemption of certain indebtedness at the beginning of the period totaling $177.8 million and $12.8 million of incremental borrowing during the period from the proceeds of UCH's initial public offering and its prior operating lease facility. Also includes commitment fees associated with Universal's prior revolving credit facility.

(25) Reflects (a) an estimated adjustment to goodwill amortization resulting from the change in the goodwill balance resulting from the preliminary allocation of the purchase price in the WGC acquisition ($3.1 million),
         (b) the estimated reduction of depreciation expense resulting from the preliminary revaluation of the purchase price to rental equipment acquired in the WGC acquisition and the additional sale of compression equipment pursuant to the new operating lease facilities ($7.5 million), with an aggregate assumed funding under such facilities of $476.9 million by the end of the period, which funding includes the transfer of equipment from the prior operating lease facilities and the sale and leaseback of additional equipment under the new facilities and
         (c) the reduction of depreciation expense resulting from the preliminary revaluation of the purchase price to non-compression equipment acquired in the WGC acquisition ($6.7 million). Depreciation and amortization for rental equipment is calculated using an estimated useful life of 15 years with a 20% salvage value for rental equipment and an estimated useful life of seven years for non-compression equipment, while goodwill is amortized over 40 years.

(26) Reflects the net rental payments associated with the new operating lease facilities ($39.2 million) and amortization ($1.9 million) of the lease structuring and arrangement fees, estimated to be approximately $13.5 million on the closing of the facilities. Also reflects the elimination of the prior operating lease facilities ($20.0 million), including the related commitment fees, with assumed aggregate funding under the SSN Operating Lease Facility and the ABS Operating Lease Facility of $476.9 million by the end of the period. The new operating lease facilities replaced Universal's and WGC's prior operating lease facilities. The rental payments under the lease facilities are assumed to include an amount based on LIBOR plus a variable amount depending on UCI's operating and financial results, applied to the funded amount of the leases. The operating lease calculations assume an interest rate of 8.79% and a seven-year lease term. A fluctuation of .125% of actual rates related to the proposed new operating lease facilities would result in an approximate change of $508,000 in rental payments on an annual basis.

(27) Reflects the adjustment of interest expense ($5.3 million) related to the retirement of WGC's indebtedness at the beginning of the period. Also includes the net adjustment for amortization of up-front financing costs and commitment fees associated with the new revolving credit facility ($0.1 million).

(28) Represents interest income generated on an average excess cash balance of $130.9 million invested at a rate equivalent to the SSN Operating Lease Facility. The effect of a .25% change in interest rates on income
         (loss) before extraordinary items would be $0.2 million.

(29) Includes the effect of the 7,275,000 shares offered in, and the stock split and conversion that occurred concurrently with, UCH's initial public offering and the 13,750,000 shares of UCH's common stock issued to an affiliate of Weatherford in the WGC acquisition as if these transactions had occurred at April 1, 1999. Excludes options to purchase up to 318,000 shares of UCH's common stock that we are obligated to issue to certain WGC employees in connection with the WGC acquisition.

                                  EXHIBIT INDEX


Exhibit No.       Description


2.1 Agreement and Plan of Merger dated as of October 23, 2000 by and among Universal Compression Holdings, Inc., Universal Compression, Inc., Weatherford International, Inc., WEUS Holding, Inc. and Enterra Compression Company (incorporated by reference to Exhibit 10.1 to Universal Compression Holdings, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2000).

4.1 Voting Agreement dated as of February 9, 2001 by and among Weatherford International, Inc., WEUS Holdings, Inc. and Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 4.1 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

4.2 Registration Rights Agreement with respect to the 8 7/8% Senior Secured Notes, dated as of February 9, 2001, among BRL Universal Equipment 2001 A, L.P., BRL Universal Equipment Corp., Universal Compression Holdings, Inc., Universal Compression, Inc., Deutsche Banc Alex. Brown Inc., First Union Securities, Inc., Goldman Sachs & Co., Banc One Capital Markets, Inc. and Scotia Capital (USA), Inc. (incorporated by reference to Exhibit 4.2 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

4.3 Registration Rights Agreement dated as of February 9, 2001 by and among WEUS Holding, Inc. and Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 4.3 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

4.4 Amendment Number Three to Universal Compression Holdings, Inc. Incentive Stock Option Plan, dated November 27, 2000 (incorporated by reference to Exhibit 4.7 to Universal Compression Holdings, Inc.'s Registration Statement on Form S-8 filed on February 9, 2001).

10.1 Transitional Services Agreement dated as of February 9, 2001 by and among Weatherford International, Inc. and Weatherford Global Compression Services, L.P. (incorporated by reference to Exhibit 10.1 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

10.2 Form of Equipment Lease Agreement with respect to the senior secured notes operating lease facility, dated as of February 9, 2001, between BRL Universal Equipment 2001 A, L.P., as Lessor, and Universal Compression, Inc., as Lessee (incorporated by reference to Exhibit 10.2 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

10.3 Form of Participation Agreement, dated as of February 9, 2001, among Universal Compression, Inc., as Lessee, Universal Compression Holdings, Inc., as Guarantor, BRL Universal Compression Equipment 2001 A, L.P., as Lessor, Bankers Trust Company and the other financial institutions listed on the signature pages as Tranche B Lenders, The Bank of New York, not in its individual capacity but as Indenture Trustee, Paying Agent, Transfer Agent and Registrar for the Tranche A Noteholders, BRL Universal Equipment Management, Inc., as Lessor General Partner, Bankers Trust Company, as Administrative Agent and Collateral Agent for Tranche B Lenders and Indenture Trustee on behalf of the Tranche A Noteholders, Deutsche Banc Alex. Brown Inc., as Arranger, The Bank of Nova Scotia, as Syndicate Agent for Tranche B Lenders, Bank One, N.A., as Documentation Agent for Tranche B Lenders, and First Union National Bank, as Managing Agent (incorporated by reference to Exhibit 10.3 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

10.4 Indenture with respect to the 8 7/8% Senior Secured Notes due 2008, dated as of February 9, 2001, among BRL Universal Equipment 2001 A, L.
         P. and BRL Universal Equipment Corp., as Issuers, and The Bank of New York, as Indenture Trustee (incorporated by reference to Exhibit 10.4 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

10.5 Form of Tranche B Loan Agreement, dated as of February 9, 2001, among BRL Universal Equipment 2001 A, L.P., as Borrower, Bankers Trust Company, as Administrative Agent and Collateral Agent, and The Tranche B Lenders Party Hereto, as Tranche B Lenders (incorporated by reference to Exhibit 10.5 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

10.6 Form of Master Lease Agreement, with respect to the ABS operating lease facility, dated as of February 9, 2001, between BRL Universal Compression Funding I, L.P., as Head Lessor and UCO Compression LLC, as Head Lessee (incorporated by reference to Exhibit 10.6 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

10.7 Senior Secured Revolving Credit Agreement, dated as of February 9, 2001, among Universal Compression, Inc., as Borrower, First Union National Bank, as Administrative Agent, Bank One, N.A., as Syndication Agent, and the lenders signatory hereto (incorporated by reference to Exhibit 10.7 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

10.8 Guaranty and Collateral Agreement made by Universal Compression Holdings, Inc. and Universal Compression, Inc. and in favor of First Union National Bank, as Administrative Agent, dated as of February 9, 2001 (incorporated by reference to Exhibit 10.8 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

10.9 Security Agreement (Pledge and Assignment), dated as of February 9, 2001, between Universal Compression International, Inc. and First Union National Bank, as Administrative Agent (incorporated by reference to
         Exhibit 10.9 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

10.10 Form of Indenture, dated as of February 9, 2001, between BRL Universal Compression Funding I, L.P., Issuer, and Wells Fargo Bank Minnesota, National Association, Indenture Trustee (incorporated by reference to
         Exhibit 10.10 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

10.11 Form of Series 2001-1 Supplement, dated as of February 9, 2001, to Indenture dated as of February 9, 2001, between BRL Universal Compression Funding I, L.P., Issuer, and Wells Fargo Bank Minnesota, National Association, Indenture Trustee (incorporated by reference to
         Exhibit 10.11 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

10.12 Engagement and Indemnity Letter, dated February 9, 2001, among Universal Compression, Inc., Universal Compression Holdings, Inc., Deutsche Banc Alex. Brown Inc., First Union Securities, Inc., Goldman Sachs & Co., Banc One Capital Markets, Inc., Scotia Capital (USA), Inc., BRL Universal Equipment 2001 A, L.P., and BRL Universal Equipment Corp (incorporated by reference to Exhibit 10.12 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000).

99.1* Press Release of Universal Compression Holdings, Inc. dated February 12, 2001.

--------

*        Filed herewith